EXHIBITS TO BE FILED BY EDGAR





               Exhibit No.

                12-A                    -         Statement         Showing
                                                  Computation  of  Ratio of
                                                  Earnings to Fixed Charges
                                                  and   Statement   Showing
                                                  Computation  of  Ratio of
                                                  Earnings    to   Combined
                                                  Fixed     Charges     and
                                                  Preferred           Stock
                                                  Dividends.